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                                                                    EXHIBIT 32.2

                  CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

     In connection with the accompanying Quarterly Report on Form 10-Q of The A Consulting Team, Inc. for the three month period ended September 30, 2006, I, Salvatore M. Quadrino, the principal financial officer of The A Consulting Team, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) such Quarterly Report on Form 10-Q for the three month period ended September 30, 2006 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in such Quarterly Report on Form 10-Q for the three month period ended September 30, 2006 fairly presents, in all material respects, the financial condition and results of operations of The A Consulting Team, Inc., on a consolidated basis.


Date: November 13, 2006                           /s/ Salvatore M. Quadrino
                                                  ------------------------------
                                                  Name: Salvatore M. Quadrino
                                                  Title: Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document